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                                                                   Exhibit 10(j)


                                ROBERT L. WHITE
                                MILLIONAIRE.COM
                            STOCK OPTION AGREEMENT

     This Stock Option Agreement is entered into this 15th day of December, 1998, between Millionaire.Com, a Nevada corporation, (hereinafter called "Optionor"), and Robert L. White, the undersigned optionee, (hereinafter called "Optionee") pursuant to the Stock Option Plan of Millionaire.Com, (hereinafter the "Plan"). In consideration of good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the parties agree as follows:

1.   Grant.
     -----

     Optionor hereby grants to Optionee an option to purchase 150,000 shares of common stock of Optionor. If Optionee is an employee it is intended the Option qualify as an incentive stock option ("Incentive Stock Option") under Section 422 of the Internal Revenue Code of 1986.

2.   Price.
     -----

     The price of the shares of the common stock to be paid by Optionee to Optionor upon the exercise of the option hereby granted shall be $1.00 per share. This price has been set pursuant to paragraph 6 of the Plan.

3.   Duration and Exercise of Options.
     --------------------------------

     A. The Option period shall be five years from the date hereof, or such shorter period herein specified, except that such period shall be reduced with respect to any Option as provided in the Plan in the event of death or termination of employment or retirement of the Optionee, provided that the Optionor may, in the case of merger, consolidation, dissolution or liquidation of Optionor, accelerate the expiration date and the dates on which any part of the Option shall be exercisable for all of the shares covered thereby, as provided in the Plan.
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     B.  Anything to the contrary herein notwithstanding, if Optionee at the time this Agreement is entered into owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of Optionor or its parent or subsidiary corporations, the maximum base of option period specified in paragraph 3.A. above shall be five (5) years.

     C. The exercise of any Option and delivery of the optioned shares shall be contingent upon receipt by Optionor of the full purchase price in cash.

     D. No Incentive Stock Option may be exercised more than thirty (30) days after termination of employment of the Optionee except as hereinafter provided.

     E. Except as otherwise provided herein, or unless otherwise determined by the Committee, every Option granted hereunder shall, upon its grant, be only exercisable in accordance with the following vesting schedule: 20% after one year and an additional 20% per year thereafter contingent upon continued employment.

     F. If Optionee is, at the time of exercise, a person who is regularly required to report his ownership and changes of ownership of the common stock of Optionor to the Securities and Exchange Commission and is subject to short swing profit liability under the provisions of Section 16(b) of the Securities Exchange Act of 1934 as the same, or any replacement rule, now exists, or may, from time to time be amended, then the Optionee may only exercise Options and Release Rights during the period beginning on the third business day and ending on the twelfth business day following the release for publication of quarterly or annual summary statements of sales and earnings. This condition shall be deemed to be satisfied if the specified financial data appears (i) on a wire service, (ii) in a financial news service, (iii) in a newspaper of general circulation, or (iv) is otherwise made publicly available, and shall remain in effect so long as it does not violate the law or any rule or regulation adopted by appropriate governmental authority.

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     G.  Options may be exercised in whole or in part, but only with respect to whole shares of stock.

     H. Pursuant to Section 11 of the Plan the aggregate fair market value (determined at the time of grant) of stock for which an employee may exercise Incentive Stock Options under all plans of Company shall not exceed $100,000 per calendar year. Any excess which may be exercised in any year shall be deemed not to be Incentive Stock Options.

4.   Non-Transferability.
     -------------------

     The option hereby granted shall not be transferable otherwise than by will or by the laws of descent and distribution, and an Option may be exercised during the lifetime of the Optionee only by him.

5.   Purchase for Investment.
     -----------------------

     Optionee agrees that any shares of common stock purchased by him upon exercise of the option hereby granted shall be purchased, taken and held by him for his own account, for Investment and not with the Intention of resale or distribution thereof at any fixed or determinable future time. Upon the exercise of the option hereby granted, Optionee shall sign an "Investment Letter" in the form and content acceptable to Optionor and Optionee agrees that a "stop transfer order" shall be placed with the transfer agent of Optionor with respect to such shares. Optionee agrees that no share of stock transferred to him pursuant to this Agreement may be disposed of by Optionee within two (2) years from the date of the granting of the Option nor within one (1) year after the transfer of such share to said Optionee.

6.   Anti-dilution.
     -------------

     In the event of a merger or consolidation of Optionor into or with any other corporation or any stock dividend, stock split, recapitalization or other transaction involving shares of common stock of Optionor, an appropriate adjustment shall be made in the number of shares of common stock subject to this Stock Option Agreement or in the purchase price payable in the event of exercise of the option hereby granted in

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order to avoid dilution of the proportionate equity interest in Optionor represented by the shares covered by the Stock Option Agreement or which may be purchased for a specific sum upon exercise of the option hereby granted.

7.   General.
     -------

     The following provisions are an integral part of this Stock Option
Agreement:

            (a) This Agreement and the Option herein granted are expressly subject to all the terms and conditions provided for in the Millionaire.Com Stock Option Plan, the terms of which are incorporated herein by reference.

            (b) This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of Optionor and the permitted successors, permitted assigns, personal representatives, heirs and legatees of the Optionee, and the entities, if any resulting from the reorganization, consolidation or combination of the Optionor.

            (c) If any provision of this Stock Option Agreement shall be found to be void, voidable or unenforceable, the remaining provisions shall nevertheless remain in force.

            (d) This Agreement shall not be modified except as provided for in the Plan or by an instrument in writing, signed by the parties hereto.

            (e)  The parties hereby agree that time is of the essence.

            (f) If either party shall breach this Agreement, the defaulting party shall pay reasonable attorney's fees and costs to the prevailing party for the enforcement of this Agreement, whether or not legal process is commenced.

            (g) All notices required or permitted to be given hereunder shall be duly given if hand delivered or mailed by registered or certified mail, postage prepaid, addressed to the last known address of the party.

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EXECUTED effective the day and year first above written.

                              OPTIONOR:

                              MILLIONAIRE.COM

                              By:  /s/
                                 ----------------------------------------------

                              OPTIONEE:

                                        Robert L. White
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                              Print Name Here

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